SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Silicon Valley Bancshares	SVB Capital II
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

91-1962278	32-6026428
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

3003 Tasman Drive Santa Clara, California, 95054-1191	3003 Tasman Drive Santa Clara, California, 95054-1191
(Address of Principal Executive Offices) (Zip Code)	(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file numbers to which this form relates:  333-109312 and 333-109312-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

__% Cumulative Trust Preferred Securities of SVB Capital II
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrants’ Securities to be Registered.

                The description of SVB Capital II’s __% Cumulative Trust Preferred Securities (the “Trust Preferred Securities”) being registered hereby is incorporated by reference to the information contained under the captions “Description of the Trust Preferred Securities,” “Description of Junior Subordinated Debentures,” “Description of Guarantee Agreement” and “Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee Agreement” in the prospectus that forms part of the registrants’ registration statement on Form S-3, Registration Nos. 333-109312  and 333-109312-01 (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.  The information contained in the Registration Statement and the prospectus describing the Trust Preferred Securities will be filed pursuant to Rule 424(b) or pursuant to an amendment to the Registration Statement under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.                    Exhibits.

2.1	Certificate of Trust of SVB Capital II (incorporated by reference to Exhibit 4.3 of the Registration Statement).

2.2	Trust Agreement of SVB Capital II (incorporated by reference to Exhibit 4.4 to the Registration Statement).

2.2.1	Form of Amended and Restated Trust Agreement of SVB Capital II (incorporated by reference to Exhibit 4.5 to the Registration Statement).

2.3	Form of Trust Preferred Certificate of SVB Capital II (incorporated by reference to Exhibit 4.6 to the Registration Statement).

2.4	Form of Guarantee Agreement (incorporated by reference to Exhibit 4.7 to the Registration Statement).

2.5	Form of Junior Subordinated Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement).

2.6	Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated:    October 21, 2003

SILICON VALLEY BANCSHARES		SVB CAPITAL II

By:	/s/ Kenneth P. Wilcox	By:	/s/ Marc J. Verissimo
	Kenneth P. Wilcox		Marc J. Verissimo
	President and Chief Executive Officer		Trustee

		By:	/s/ Paulette Mehas
Paulette Mehas
Trustee